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                                                                    EXHIBIT 10.8



                                      LEASE


         THIS LEASE AGREEMENT (this "Lease") is entered into as of March 29, 1999, among LAKESIDE HOLDINGS, L.L.C., a Delaware limited liability company ("Landlord") and MULTI-LINK TELECOMMUNICATIONS, INC., a Colorado corporation ("Tenant"), and MULTI-LINK COMMUNICATIONS, INC., a Colorado corporation ("Guarantor").

         1. LEASE GRANT. Subject to the provisions of Section 30 and Section 31 of the Addendum to this Lease and the remaining terms hereof, Landlord leases to Tenant, and Tenant leases from Landlord, approximately 3,067 rentable square feet on the fourth floor, identified as Suite 420 (the "Premises"), and as depicted in the plan attached as Exhibit A-1 in the office building (the "Building") located at Lakeside Office Park, 4704 Harlan Street, Lakeside, Colorado, which Building is depicted on Exhibit B attached hereto, and which Building is part of the Complex (hereinafter defined) known as Lakeside Plaza and located on the Real Property more particularly described on Exhibit C attached hereto and made a part hereof. The term "Complex" includes the Building and all other buildings located at 4690 and 4704 Harlan Street and 12, 14, and 16 Lakeside Lane, the related land (including the Real Property), driveways, parking facilities, and similar improvements.

         2. TERM. The term of this Lease shall be thirty-six (36) months, commencing May 1, 1999 (the "Commencement Date"), and expiring at 5:00 p.m., thirty-six months thereafter (the "Term", which definition shall include all renewals of the initial Term). If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the number of days between the Commencement Date and the first day of the next month. If the Premises are not ready for occupancy by Tenant on the Commencement Date, then (a) Tenant's obligation to pay Basic Rent and Additional Rent (as defined in Section 3) shall be waived until Landlord tenders possession of the Premises to Tenant, (b) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant, and (c) Landlord shall not be in default hereunder or be liable for damages therefor. However, if the Premises are not ready for occupancy by Tenant within 60 days after the scheduled Commencement Date, Tenant may, in its sole discretion, terminate this Lease, in which event all sums previously paid by Tenant shall be returned to Tenant and neither party shall thereafter have any liability hereunder. Tenant agrees to execute and deliver to Landlord an Estoppel and Commencement Date Certificate, within ten (10) days of the date the term commences, certifying as to the actual commencement and termination dates of the Term and such other matters as may be required by Landlord. Prior to the Commencement Date and after Landlord has completed certain improvements on the Premises, specifically the construction of a wall and the installation of carpet, Tenant shall have access to the Premises, without charge, for the sole purpose of installing network wiring and telephone wires.

         3. RENT.

                  (a) Basic Rent. "Basic Rent" (herein so called) shall be the following amounts for the following periods of time:

                           Time Period               Annual Basic Rent          Monthly Basic Rent
                           -----------               -----------------          -------------------

                           Months 1 - 36:                 $ 52,139.04                 $ 4,344.92

                  (b) Payment. Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord under this Lease (collectively, the "Rent"), without deduction or set off, but subject to abatement pursuant to the provisions of Section 6(c) of this Lease, at Landlord's address provided for in this Lease or as otherwise specified by Landlord. Basic Rent, adjusted as herein provided, shall be payable monthly in advance, and shall be accompanied by all applicable state and local sales or use taxes. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date and shall be due on the Commencement Date.

                  (c) Operating Costs.

                           (1) Tenant shall pay an amount (per each rentable
                  square foot in the Premises) ("Additional Rent") which is Tenant's Proportionate Share (defined below) of the amount by which the Operating Costs incurred with respect to any calendar year (or partial calendar year) exceed the Operating Expense Base Amount (defined below). For purposes of this Lease, "Operating Expense Base Amount" shall mean $4.83 per rentable square foot per annum. Landlord may collect such amount in a lump sum, which shall be due within 30 days after Landlord furnishes to Tenant the Operating Costs and Tax Statement (defined below). Alternatively, Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the

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                  Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

                           (2) The term "Operating Costs" shall mean all
                  expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Complex, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (A) reasonable wages and salaries of all employees engaged in the operation, maintenance, and security of the Complex, (including but not limited to accounting staff, property management staff, asset management staff, consulting engineers, secretarial support staff, and parking lot consultants), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Complex; (C) costs for improvements made to the Complex which, although capital in nature, are expected to reduce the normal operating costs of the Complex, as well as capital improvements made in order to comply with any law or regulation hereafter promulgated by any governmental authority or any new interpretation of any law or regulation hereafter rendered, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Complex's tenants other than pursuant to a provision similar to this Section 3(c); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Complex; (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Complex (including, without limitation, alarm service, window cleaning, and elevator maintenance); and (H) a five percent (5%) Management Fee computed on the basis of all Operating Costs, as otherwise set forth in this Lease.

                           Operating Costs shall not include costs for (i)
                  capital improvements made to the Complex, other than capital improvements described in Section 3(c)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, governmentally required improvements, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions;
                  (vi) legal expenses for services, other than those that benefit the Complex tenants generally (e.g., tax disputes);
                  (vii) renovating or otherwise improving space for occupants of the Complex or vacant space in the Complex; (viii) Taxes (defined below); (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Complex; (x) advertising and promotional expenses (except for two (2) tenant events per year); (xi) costs incurred due to any fines and/or penalties due to Landlord's violation of any applicable law, rule, regulation or code; (xii) expenses incurred in connection with the enforcement of the terms of any other tenant leases; and (xiii) inheritance, estate, gift, transfer, succession, franchise and profit taxes, subject to the provisions of Section 3(c)(3) below.

                           (3) Tenant shall pay as additional rent for each
                  calendar year that amount which is Tenant's Proportionate Share of the amount by which the Taxes incurred with respect to such calendar year (or partial calendar year) exceed the Tax Base Amount (defined below). For purposes of this Lease, "Tax Base Amount" shall mean $1.17 per rentable square foot per annum. Tenant shall pay its Proportionate Share of Taxes in the same manner as provided above for Additional Rent with regard to Operating Costs. "Taxes" shall mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Complex (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Complex, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Complex.

                           (4) By August 1 of each calendar year, or as soon
                  thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 3(d)(6), and of the Taxes for the previous year (the "Operating Costs and Tax Statement"). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant's actual Proportionate Share of Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

                           (5) As used herein, Tenant's "Proportionate Share"
                  shall be 2.356% which is the percentage obtained by dividing the rentable square feet of area in the Premises, which is stipulated to be 3,067 rentable square feet by the total number of square feet of area in the Complex, which is stipulated to be 130,150 rentable square feet (being 95% of the rentable area of the office space in the Complex).

                            With respect to any calendar year or partial
                  calendar year in which the Complex is not occupied to the extent of 95% of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Complex been occupied to the extent of 95% of the rentable area thereof.



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                           (6) Tenant will be entitled from time to time to
                  audit and verify the Operating Costs and the related books and records of Landlord to assure that the Operating Costs from time to time reported by Landlord are in keeping with the provisions of this Section 3(c). In the event of any errors, the appropriate party will make a correcting payment in full to the other party within 30 days after the determination and communication to all parties of the amount of such error. In the event of any errors on the part of Landlord in excess of 3% of Tenant's actual Operating Costs liability for that calendar year, Landlord will also reimburse Tenant for all reasonable costs of the audit and verification reasonably incurred by Tenant within the 30-day period.

         4. DELINQUENT PAYMENT; HANDLING CHARGES. All past due payments (those outstanding more than ten (10) days) required of Tenant hereunder shall bear interest from the date due until paid at the rate of eighteen percent (18%) per annum (the "Interest Rate"); additionally, Landlord may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 4 or elsewhere in this Lease, to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest.

         5. SECURITY DEPOSIT. Contemporaneously with the execution and delivery of this Lease by Tenant, Tenant shall pay Landlord the amount of $3,000.00 (the "Security Deposit"), which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. In the event the Substitute Premises or Alternative Substitution Premises become the Premises as provided in
Section 30 or Section 31, respectively, of the Addendum, Tenant shall pay Landlord the amount of $39,286.00 as an addition to the Security Deposit. In the event the Tenant pays such addition to the Security Deposit and Tenant has not been in default in the performance of its obligations under this Lease after the expiration of twelve (12) months after the Substitute Premises Commencement Date (hereinafter defined in Section 30) or Alternative Substitute Premises Commencement Date (defined in Section 31), Landlord shall return a portion of the Security Deposit to the Tenant in the amount of $12,686.02, and shall return an additional amount of $12,686.02 of the Security Deposit to Tenant within forty-five (45) days after expiration of the expiration of such twelve (12) month period. In the event the Tenant pays such addition to the Security Deposit and Tenant has not been in default in the performance of its obligations under this Lease after the expiration of twenty-four (24) months after the Substitution Premises Commencement Date or Alternative Substitute Premises Commencement Date, Landlord shall return a portion of the Security Deposit to Tenant in the amount of $12,686.02, and shall return an additional amount of $12,686.02 of the Security Deposit to Tenant within forty-five (45) days after the expiration of such twenty-fourth month period. The Security Deposit (including any addition thereto) is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined in Section 16). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to the amount of the security deposit immediately prior to such application. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit shall be held by Landlord in a separate account maintained by Landlord for security deposits, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

         6. LANDLORD'S OBLIGATIONS.

                  (a) Services. Landlord shall furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Complex; (2) heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Complex; (3) janitorial service to the Premises on weekdays, other than holidays, for Complex-standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (5) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage. Landlord shall maintain the common areas of the Complex in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in Section 6(a)(2) at any time other than between 7:00 a.m. and 6:00 p.m. on weekdays and 8:00 a.m. to 12:00 p.m. on Saturdays (excluding holidays), then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within ten days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service. The minimum use of after-hours heat or air conditioning shall be four (4) hours and the charge therefor, including all of the above referenced costs, shall initially be $75.00 per hour for the first hour of any consecutive usage, and $50.00 per hour for subsequent hours of consecutive usage, provided that Landlord shall have the right, from time to time, to increase such charge as Landlord's actual expenses incurred in connection with such usage increase.

                  (b) Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 6(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Complex and the Premises, and Tenant shall pay



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         to Landlord the cost of such service within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the lesser of the capacity of existing feeders and risers to or wiring in the Premises or 2.5 watts per rentable square foot. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Complex or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Complex. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord shall not be responsible for the failure of the HVAC system to provide normal comfort if such failure results from occupancy of the Premises by more than an average of one person for each 200 square feet of floor area or if Tenant uses heat-producing equipment or equipment the electrical load of which, when combined with the load of all lighting fixtures, exceeds 2.5 watts per square foot of floor area in any one room or area. In addition, if the Premises are used in a manner exceeding the aforementioned occupancy and electric load criteria or if such window covering requirement shall not be observed or if heat-producing or controlled climate equipment is used, Tenant shall pay to Landlord, promptly upon billing, Landlord's additional costs of supplying air conditioning resulting from such causes, at such rates as Landlord shall establish therefore. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system.

                  (c) Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty or, entitle Tenant to any abatement of Tenant's obligations hereunder.

         7. IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

                  (a) Improvements; Alterations. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. Prior to making any improvements, physical additions or other alterations in or to the Premises, Tenant must provide stamped architectural and engineering drawings to the Landlord for review and approval, and shall also pay all costs and expenses to update any of Landlord's drawings relating to the Complex. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building's structure or its HVAC, plumbing, electrical, or mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Complex. All alterations, additions, or improvements made in or upon the Premises shall, at Landlord's option, either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain on the Premises at the end of the Term without compensation to Tenant. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws (defined below); Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any Law.

                  (b) Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Complex caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this Section 7 shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.

                  (c) Performance of Work. All work described in this Section 7 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Landlord may charge a construction management fee of 5% in connection with the performance of any such work, which fee shall be paid by Tenant. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Premises, the Complex, or the components thereof.

                  (d) Mechanic's Liens. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Complex for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien, cause the lien to be released of record or diligently contest



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         such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.

         8. USE. Tenant shall continuously occupy and use the Premises only for general office purposes (the "Permitted Use") and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Complex or its contents, or for the storage of any hazardous materials or substances. If, because of a Tenant Party's acts, the rate of insurance on the Complex or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Complex.

         9. ASSIGNMENT AND SUBLETTING.

                  (a) Transfers; Consent. Except as is otherwise set forth in this Section 9, Tenant shall not, without the prior written consent of Landlord, not to be unreasonably withheld or delayed, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization unless: the survivor of the merger has a net worth of at least the net worth of the Tenant on July 1, 1999, that Tenant gives Landlord notice at least ten (10) business days before such event, and such notice includes reasonable financial information relating to the surviving entity; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 9(a)(1) through 9(a)(6) being a "Transfer"). A sublease to Telecom Sales Associates, Inc., is hereby approved, but only for so long as the subleased space does not exceed forty percent (40%) of the total Premises leased to Tenant. Such approval is conditional upon the performance of each and every covenant of this Lease. If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee
         (A) is creditworthy; (B) has a good reputation in the business community; (C) does not engage in business similar to those of other tenants in the Complex; and (D) is not another occupant of the Complex or person or entity with whom Landlord is negotiating to lease space in the Complex; otherwise, Landlord may withhold its consent in its sole discretion. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee equal to the greater of (i) $500.00, or (ii) all actual expenses incurred by Landlord in reviewing such request, including without limitation reasonable attorneys' fees incurred by Landlord in connection with considering any request for consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

                  (b) Cancellation. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the above to the contrary, one (1) time during the Term of this Lease, Tenant shall have the right to withdraw its request for Landlord's consent to an assignment or subletting by giving Landlord written notice of such withdrawal within five (5) days of Tenant's receipt of Landlord's notification of its intent to cancel the Lease. In the event Tenant exercises its one (1) time right to withdraw its request for Landlord's consent to assignment or subletting, in such instance Landlord shall not have the right to cancel the Lease, but Landlord's right to cancel the Lease upon any future request by Tenant for Landlord's consent to an assignment or subletting shall not be affected, and Tenant shall have no rights to withdraw such request.

                  (c) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of
         (1) all compensation received by Tenant for a Transfer less the costs



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

         reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over (2) the Rent allocable to the portion of the Premises covered thereby.

         10. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

                  (a) Insurance. Tenant shall maintain throughout the Term the following insurance policies: (1) comprehensive general liability insurance in amounts of $1,000,000 per occurrence with $1,000,000 in the aggregate or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises; (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises; (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder;
         (4) worker's compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord; and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

                  (b) Waiver of Negligence; No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "Loss"), to the extent the same is insured against under any insurance policy that covers the Complex, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord or to any coinsurance penalty which Landlord may sustain. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

                  (c) Tenant's Indemnity. To the extent not prohibited by law, Landlord, its agents and their respective officers, directors, partners, agents, servants and employees shall not be liable for, and it and they are hereby released by Tenant from all liability for, any damage either to person or property or resulting from the loss of use thereof or any other loss, or any death, sustained by Tenant or by other persons claiming through Tenant due to the Complex, surrounding property or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in, on or about the Complex or surrounding property, or due to any act or neglect of any tenant or occupant of the Complex or of any other person; excluding only the gross negligence or willful misconduct of Landlord, its employees, agents or contractors. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether or not such act or neglect occurred before, at or after the execution of this Lease, and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property of Tenant upon the Premises, or upon loading docks, receiving and holding areas, or elsewhere in, on or about the Property, shall be at the risk of Tenant only, and that neither Landlord nor its agents, nor their partners, directors or officers, shall be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions hereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord and its agents, and their respective partners, officers, directors and employees, from and against all liability to third parties arising out of the acts or omissions of Tenant or any subtenant or the servants, agents, employees, contractors, suppliers, workmen and invitees of Tenant or any subtenant. Tenant agrees to indemnify and save harmless, and upon request, defend, Landlord, its agents, and their respective partners, directors, officers and employees (herein called "Indemnitees") against and from any and all claims by or on behalf of any person, arising out of or related to:

                           (i) Tenant's use or occupancy of the Premises or the
                  conduct of its business, or any activity, work, or thing, permitted or suffered by Tenant, in, on or about the Premises or the Property;

                           (ii) any occurrence in, on or about the Premises;

                           (iii) any breach or default on Tenant's part in the
                  performance or observance of, or compliance with, any term, covenant or condition on Tenant's part to be performed pursuant to the terms of this Lease; or

                           (iv) any act or negligence of Tenant or any
                  subtenant, or any of their respective agents, contractors, servants, employees, invitees or licensees, whether or not the fault or negligence of Landlord or of any other Indemnitee or of the agents, contractors, servants, employees, invitees or licensees of Landlord or any Indemnitee, (whether or not occurring before or after the execution of this Lease), contributed thereto or was the cause thereof, and from and against all costs, counsel fees, expenses, penalties, fines and liabilities which Landlord or any other Indemnitee may suffer or incur in connection with any such claim and any action or proceeding brought with respect thereto. In the



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

                  event that any action or proceeding shall be brought by reason of any such claim, against any party to be indemnified hereunder, Tenant covenants that Tenant, upon notice from such party and at Tenant's expense, shall resist and defend such action or proceeding by counsel reasonably satisfactory to such party.

         11. SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

                  (a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a "Landlord's Mortgagee"). The provisions of this paragraph shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such subordination, Tenant shall promptly execute and deliver to Landlord (or such other party so designated by Landlord) at Tenant's own cost and expense, within five (5) business days after request from Landlord an instrument, in recordable form if required, that Landlord or Landlord's Mortgagee may request evidencing such subordination. Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing.

                  (b) Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and, provided such succeeding party recognizes Tenant's rights and duties under this Lease, shall execute such agreements confirming such attornment as such party may reasonably request.

                  (c) Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

         12. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Complex which are attached hereto as Exhibit D. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Complex and related facilities, provided that such changes are applicable to all tenants of the Complex and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

         13. CONDEMNATION.

                  (a) Total Taking. If the entire Complex or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.

                  (b) Partial Taking - Tenant's Rights. If any part of the Complex becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 60 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

                  (c) Partial Taking - Landlord's Rights. If any material portion, but less than all, of the Complex becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 13(b).

                  (d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Complex is situated, the Complex, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

         14. FIRE OR OTHER CASUALTY.

                  (a) Repair Estimate. If the Premises or the Complex are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

                  (b) Landlord's and Tenant's Rights. If a material portion of the Premises or the Complex is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 14(c))

         Landlord shall repair the Complex or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

                  (c) Landlord's Rights. If a Casualty damages a material portion of the Complex, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

                  (d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Complex and the Premises and shall proceed with reasonable diligence to restore the Complex and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Complex or the Premises, and Landlord's obligation to repair or restore the Complex or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

         15. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat of loss or seizure of the Complex or interest of Landlord therein or impose any fee or penalty against Landlord.

         16. EVENTS OF DEFAULT. Each of the following occurrences shall be an "Event of Default":

                  (a) Tenant's failure to pay Rent or any other monetary obligation under this Lease within five (5) calendar days of when due;

                  (b) Tenant (1) abandons or vacates the Premises or any substantial portion thereof or (2) fails to continuously operate its business in the Premises for the Permitted Use set forth herein;

                  (c) Tenant fails to provide any estoppel certificate as called for in this Lease and such failure shall continue for five (5) business days after written notice thereof from Landlord to Tenant;

                  (d) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof, provided that such failure shall not constitute an Event of Default if Tenant commences actions to cure such default within thirty (30) days of Tenant's receipt of Landlord's notice and diligently pursues such actions to cure such default within sixty (60) days of Tenant's receipt of Landlord's notice; and

                  (e) The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 16(e), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

         17. REMEDIES. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

                  (a) Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination; (2) all amounts due under Section 18(a); and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

                  (b) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 18(a); and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such



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

         period. To the extent required by law, Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet or attempt to relet the Premises before leasing other portions of the Complex. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 17(b). If Landlord elects to proceed under this Section 17(b), it may at any time elect to terminate this Lease under Section 17(a).

                  (c) Additionally, unless otherwise required by applicable law, Landlord may, without notice, enter upon the Premises and alter locks or other security devices at the Premises to deprive Tenant, its officers, employees, agents, invitees, licensees and all other occupants, of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

         18. PAYMENT BY TENANT; NON-WAIVER.

                  (a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises; (2) removing and storing Tenant's or any other occupant's property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant's obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of Colorado shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

                  (b) No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

         19. LANDLORD'S LIEN. In addition to the statutory landlord's lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods (including equipment and inventory), fixtures, and other personal property of Tenant situated on the Premises and all proceeds thereof (the "Collateral"), and the Collateral shall not be removed from the Premises without the prior written consent of Landlord (other than in Tenant's ordinary course of business) until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Colorado Uniform Commercial Code (the "UCC"). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days' prior written notice thereof shall be reasonable notice of the act or event. Tenant agrees to execute any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 19. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Landlord agrees to subordinate its lien to Tenant's new purchase money financing requirements, but only in the event that the Tenant is not in default of any provision or covenant of this Lease.

         20. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 13 and 14 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant, and shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, and furniture as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 20 shall survive the end of the Term.

         21. HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay a daily Basic Rent equal to the 150% of the daily Basic Rent payable during the last month of the Term for the first thirty (30) days of such holdover period, and 200% of the daily Basic Rent payable during the last month of the Term for any further holdover period in excess of thirty (30) days. The provisions of this Section 21 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability (including consequential damages) resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

         22. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's access to and occupancy of the Premises, Landlord shall have the following rights:

                  (a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Complex, or any part thereof; to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Complex; to interrupt or temporarily suspend Complex services and facilities; to change the name of the Complex; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Complex;

                  (b) To take such reasonable measures as Landlord deems advisable for the security of the Complex and its occupants; evacuating the Complex for cause, suspected cause, or for drill purposes; temporarily denying access to the Complex; and closing the Complex after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Complex is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

                  (c) To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last six
         (6) months of the Term, tenants.

         23. SUBSTITUTION SPACE. Landlord may, at Landlord's expense, relocate Tenant within the Complex to space which is comparable in size, utility and condition to the Premises provided it is located on the west side of the floor, on the third floor or above. Such substitution space shall be comparable in number of offices, and outside window frontage. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, and supplies, including the cost to move and replace phone and computer lines and cables, from the Premises to the relocation space and for reprinting of a reasonable quantity of Tenant's stationery (not to exceed a thirty (30) day supply). Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of the Lease shall remain in full force and shall apply to the relocation space.

         24. MISCELLANEOUS.

                  (a) Landlord Transfer. Landlord may transfer any portion of the Complex and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder.

                  (b) Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Complex, and Landlord shall not be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord's defaults which do not involve the personal liability of Landlord.

                  (c) Force Majeure. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

                  (d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CB Richard Ellis, Inc., acting on behalf of Landlord, and The Clark Group, acting on behalf of Tenant. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

                  (e) Estoppel Certificates. From time to time, but no more than two (2) times in each twelve (12) month time period, unless additional certificates are reasonably required, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

                  (f) Notices. Any notice, request, statement or other writing pursuant to this Lease shall be deemed to have been given if sent by registered or certified mail, postage prepaid, return receipt requested to the party at the address stated below:

                  To Landlord:        Silverbrae Holdings, Inc.
                                      999 - 18th Street, Suite 1000
                                      Denver, Colorado 80202
                                      Attn:  Garth R. D. Tait
         or to Tenant at the following address until occupancy of the Premises and after occupancy of the Premises by Tenant, at the Premises:

                                      Multi-Link Telecommunications, Inc.
                                      811 Lincoln Street
                                      Denver, Colorado  80203
                                      Attn:  Nigel Alexander or Shawn Stickle

         and such notice shall be deemed to have been received by the Landlord or Tenant, as the case may be, on the second business day after the date on which it shall have been so mailed.

                  (g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

                  (h) Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

                  (i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

                  (j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

                  (k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

                  (l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

                  (m) Waiver of Jury Trial. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

                  (n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

                  (o) Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

                  (p) Financial Reports. Up to one (1) time per twelve (12) month period, or more frequently if required by Landlord's Mortgagee, within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's lenders or prospective purchasers of the Complex; (2) in litigation between Landlord and Tenant; and/or
         (3) if required by court order.

                  (q) Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within 10 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

                  (r) General Definitions. The following terms shall have the following meanings: "Laws" means all federal, state, and local laws, rules and regulations, all court orders, all governmental directives and governmental orders, and all restrictive covenants affecting the Property, and "Law" means any of the foregoing; "Affiliate" means any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; "Tenant Party" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any agents, contractors, employees, invitees of the foregoing parties; and "including" means including, without limitation.

                  (s) Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord or to undertake any of Landlord's obligations if Landlord fails to perform its obligations set forth herein.

                  (t) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

                      Addendum
                      Exhibit A-1      Outline of Premises under paragraph 1.(a).
                      Exhibit A-2      Outline of Premises under paragraph 1.(b).
                      Exhibit B        Depiction of Building
                      Exhibit C        Legal Description of Real Property
                      Exhibit D        Complex Rules and Regulations
                      Exhibit E        Parking Agreement

                  (u) Americans With Disabilities Act.

                           (1) Landlord shall, subject to reimbursement as part
                  of the Complex's Operating Costs in compliance with the provisions of Section 3(c)(2), be responsible for any alterations, modifications or improvements to the common areas which are required under Title III of the Americans With Disabilities Act ("ADA") arising subsequent to the date hereof.

                           (2) Tenant shall, at Tenant's sole cost and expense,
                  be responsible for any alterations, modifications or improvements to the Premises, and the acquisition of any auxiliary aids, required under the ADA, including all alterations, modifications or improvements required: (1) as a result of Tenant (or any subtenant, assignee or concessionaire) being a Public Accommodation (as defined in the ADA); (2) as a result of the Premises being a Commercial Facility (as defined in the ADA); (3) as a result of any leasehold improvements made to the Premises by, or on behalf of, Tenant or any subtenant, assignee or concessionaire (whether or not Landlord's consent to such leasehold improvements was obtained); or (4) as a result of the employment by Tenant (or any subtenant, assignee or concessionaire) of any individual with a disability.

                           (3) With respect to the use restrictions set forth in
                  this Lease, and the restrictions on assignments and subletting set forth in this Lease, it is hereby specifically understood and agreed that Landlord shall have no obligation to consent to, or permit, a use of the Premises, or an assignment of the Lease or a sublease of the Premises (collectively herein a "Use Change") if such Use Change would require the making of any alterations, modifications or improvements to the Premises or the Common Areas, or the acquisition of any auxiliary aids, required under the ADA, unless Tenant performs all such acts and satisfies Landlord's requirements for financial responsibility for the costs of such compliance (which may include, by way of example, posting of a completion bond, or establishment of an escrow account).

                           (4) With respect to any work as described in Exhibit
                  F, Tenant shall be responsible for compliance with the ADA in the design and layout of the work and Landlord shall have no responsibility therefor. Landlord hereby represents that it has not received any notice that any of the common areas of the Complex is in violation of the provisions of the ADA and Landlord believes that the common areas of the Complex comply with the requirements of the ADA in all material respects.

                  (v) Attorneys' Fees. If any legal action (including, without limitation, negotiations, civil action, arbitration, mediation, or administrative proceeding) is necessary as a result of any breach of this Lease, or is required to enforce or interpret any of the terms, covenants or conditions of this Lease, the substantially-prevailing party shall be entitled to receive from the other party all costs and fees incurred in connection therewith, including, without limitation, reasonable attorneys' fees, expert witness fees and consulting fees.

         25. OTHER PROVISIONS. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE

CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION,
NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

         26. HAZARDOUS MATERIALS. Tenant shall not store highly flammable materials or goods, explosives, perishable foodstuffs, contraband, live animals, materials or goods which emit odors in or upon the Premises. The Tenant covenants that it shall not store, use or possess nor permit the storage, use or possession of any Hazardous Substance (hereinafter defined) upon the Premises other than normal office products in limited quantities. Hazardous Substance for purposes of this Lease shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea-formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USC Sections 1801 et seq., Sections 6901 et seq.), the Toxic Substances Control Act, as amended (15 USC Sections 2601 et seq.), or any other similar law, rule, regulation or statute concerning the protection of the environment (collectively "Environment Laws"). Tenant hereby covenants and agrees, at its sole cost and expense, to indemnify, protect and defend and save harmless the Landlord and any of its members, managers, employees and agents from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against the Landlord, its members, managers, agents or employees relating to, resulting from or arising out of Tenant's failure to comply with its obligations under the foregoing paragraph or Tenant's violation of any Environmental Law with respect to its use of the Premises. Notwithstanding any provision contained in this Lease to the contrary, the indemnification provisions set forth in this Section 26 shall survive any expiration or termination of this Lease.

         27. TELEPHONE AND TELECOMMUNICATIONS SERVICES.

                  (a) Tenant acknowledges and agrees that all telephone and telecommunications services ("Telecommunications Services") desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all equipment, apparatus and devices, including without limitation wiring and cables, for the provision of Telecommunications Services (the "Telecommunications Equipment") shall be and remain solely in the Premises. Unless otherwise specifically agreed in writing, Landlord shall have no responsibility for the maintenance of Tenant's Telecommunications Equipment, nor for any wiring or other infrastructure to which Tenant's Telecommunications Equipment may be connected. Tenant agrees that, to the extent any Telecommunications Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant, at its sole expense, to obtain substitute service.

                  (b) Landlord shall have the right, upon such notice as is practicable in the case of emergencies, and otherwise upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Complex or installation of telecommunications equipment for other tenants of the Complex.

                  (c) Any and all Telecommunications Equipment installed in the Premises, or elsewhere in the Complex by or on behalf of Tenant, including wiring and other facilities for the provision of Telecommunications Services, shall be removed by Tenant upon the expiration or earlier termination of the Term of this Lease, by Tenant at its sole expense or, at Landlord's election, by Landlord at Tenant's sole expense, with the cost thereof to be paid as Additional Rent under this Lease.

                  (d) If the Telecommunications Equipment is not removed within thirty (30) days of the termination or expiration of this Lease, the Telecommunications Equipment shall conclusively be deemed to have been abandoned and may be removed, appropriated, sold, stored, destroyed, otherwise disposed of, or retained and used by Landlord without notice to Tenant, without obligation to account therefor, and without payment to Tenant or credit against any amount due from Tenant to Landlord pursuant to this Lease. Tenant shall pay to Landlord upon demand all costs of any such removal, disposition and storage of the Telecommunications Equipment, as well as all costs to repair any damage to the Complex caused by such removal.

                  (e) In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Complex (a "New Provider"), no such New Provider shall be permitted to install its lines or other equipment within the Complex without first securing the prior written approval of the Landlord, which approval may be withheld in Landlord's sole and absolute discretion. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence or financial strength of the New Provider. Without limitation of Landlord's right to withhold consent in its sole and absolute discretion, Landlord may refuse to give its approval unless all of the following conditions are satisfied: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the New Provider's provision of its services, including, without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Complex by the New Provider, the New Provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord, in its sole and absolute discretion, determines to be necessary to protect its financial interests and the interests of the Complex related to the proposed activities of the New Provider; (iii) the New Provider agrees in writing to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are determined by Landlord, in its sole and absolute discretion, to be necessary to protect the interests of the Complex, the tenants in the Complex and Landlord; (iv) Landlord determines, in its sole and absolute discretion, that there is sufficient space in the Complex for the placement of all of the New Provider's equipment and materials; (v) Landlord receives from the New Provider such compensation as is determined by the Landlord, in its sole and absolute discretion, to compensate it for space used in the Complex for the storage and maintenance of the New Provider's equipment, for the fair market value of the New Provider's access to the Complex, and any costs which may be expected to be incurred by Landlord; and (vi) all of the foregoing matters are documented in a written agreement between Landlord and the New Provider, the form and content of which are satisfactory to Landlord in its sole and absolute discretion.

                  (f) Notwithstanding any provision of the preceding subsection to the contrary, the refusal of Landlord to grant its approval to any New Provider shall not be deemed a default or breach by Landlord of its obligations under this Lease, and in no event shall Tenant have the right to terminate this Lease or claim entitlement to rent abatement for Landlord's refusal to grant Tenant's request for approval of a New Provider. The provisions of this Section 27 may be enforced solely by Tenant and Landlord and are not for the benefit of any other party. Specifically, but without limitation, no telephone or telecommunications provider is intended to be, nor shall be deemed, a third party beneficiary of this Lease.

                  (g) Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Premises or the Complex, without Landlord's prior written consent. Such consent shall be granted only in the sole and absolute discretion of the Landlord, and shall be conditioned in such a manner, in Landlord's sole and absolute discretion, so as to protect Landlord's financial interest and the interest of the Complex, and the other tenants therein.

         28. GUARANTY. The Guarantor hereby unconditionally and irrevocably guarantees Tenant's performance of each and every covenant of this Lease. This is an absolute and continuing guaranty of payment and performance, and not solely a guaranty of collection. The Guarantor shall promptly perform or make payment upon receiving written notice from Landlord of Tenant's failure to comply with this Lease. If the Guarantor fails to perform or make payment after notice from Landlord, and if any legal action (including, without limitation, negotiations, civil action, arbitration, mediation, or administrative proceeding) is necessary as a result such failure, then Landlord shall be entitled to receive from the Guarantor all costs and fees incurred in connection with enforcing this Guaranty, including, without limitation, reasonable attorneys' fees, expert witness fees and consulting fees. The Guarantor hereby expressly waives any right to require Landlord to first proceed against Tenant; have Tenant joined with Guarantor in any suit arising out of this Lease; or pursue or exhaust any other rights in Landlord's power whatsoever. The Guarantor hereby waives any defense arising by reason of disability, lack of authority or power, or other defense of Tenant, and shall remain liable hereon regardless of whether Tenant is found not liable thereon for any reason including, without limitation, disability, bankruptcy, insolvency, reorganization, dissolution, or operation of law. It is expressly agreed that the liability of Guarantor shall be primary and not secondary. Guarantor recognizes that Landlord is relying upon this Guaranty and the undertakings of the Guarantor hereunder in executing this Lease with Tenant, and further recognizes that this Guaranty is a material inducement to Landlord in executing this Lease. The Guarantor represents and warrants that it will benefit from Tenant's Lease with Landlord; that Guarantor has the authority and power to unconditionally Guaranty each and every covenant of this Lease, and that this Guaranty constitutes valid and binding obligations of Guarantor, enforceable in accordance with its terms.

         Dated as of the date first above written.


                                       LANDLORD:

                                       LAKESIDE HOLDINGS, L.L.C., a Delaware
                                       limited liability company

                                       BY:      Silverbrae Holdings, Inc., a
                                                Colorado corporation, Agent


Date:  March 29, 1999                  By: /s/ Garth R. D. Tait
     -------------------------            -------------------------------------
                                              Garth R. D. Tait, President



                                       TENANT:

                                       MULTI-LINK TELECOMMUNICATIONS, INC.,
                                       a Colorado corporation


Date:  March 29, 1999             By: /s/ Nigel V. Alexander
     -------------------------       ------------------------------------------

                                       Its: Chief Executive Officer
                                           ------------------------------------



                                       GUARANTOR:

                                       MULTI-LINK COMMUNICATIONS,  INC.,
                                       a Colorado corporation


Date: March 29, 1999              By: /s/ Nigel V. Alexander
     -------------------------       ------------------------------------------

                                       Its: Chief Executive Officer
                                           ------------------------------------

                                   EXHIBIT A-1


                              [OUTLINE OF PREMISES]

                                   EXHIBIT A-2


                              [OUTLINE OF PREMISES]

                                    EXHIBIT B


                             [DEPICTION OF BUILDING]

                                    EXHIBIT C


                      [LEGAL DESCRIPTION OF REAL PROPERTY]



PARCEL 1:

A PARCEL OF LAND LOCATED IN THE NORTHEAST 1/4 OF SECTION 24, TOWNSHIP 3 SOUTH, RANGE 69 WEST OF THE 6TH PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORWEST CORNER OF THE NORTHEAST 1/4 OF SAID SECTION 24; THENCE SOUTH 00 DEGREES 04 MINUTES 00 SECONDS EAST ALONG THE WEST LINE OF THE NORTHEAST 1/4 OF SAID SECTION 24, A DISTANCE OF 334.77 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 30 SECONDS EAST, A DISTANCE OF 60.00 FEET TO THE INTERSECTION OF THE EAST LINE OF HARLAN STREET WITH THE SOUTH LINE OF COLORADO DEPARTMENT OF TRANSPORTATION RIGHT OF WAY AS DESCRIBED IN BOOK 1875 AT PAGE 135 FROM WHICH THE NORTHWEST CORNER OF THE NORTHEAST 1/4 OF SAID SECTION 24 BEARS NORTH 10 DEGREES 13 MINUTES 30 SECONDS WEST, A DISTANCE OF 340.10 FEET TO THE TRUE POINT OF BEGINNING;

THENCE CONTINUING SOUTH 89 DEGREES 59 MINUTES 30 SECONDS EAST ALONG THE SOUTH LINE OF SAID DESCRIBED PARCEL, A DISTANCE OF 932.50 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 32.70 FEET; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 50.27 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 222.44 FEET TO A POINT ON THE NORTH SHORE OF LAKE RHODA; THENCE SOUTH 63 DEGREES 48 MINUTES 30 SECONDS WEST, A DISTANCE OF 9.46 FEET; THENCE SOUTH 82 DEGREES 38 MINUTES 00 SECONDS WEST, A DISTANCE OF 184.00 FEET; THENCE NORTH 82 DEGREES 24 MINUTES 30 SECONDS WEST, A DISTANCE OF 119.00 FEET; THENCE SOUTH 62 DEGREES 19 MINUTES 00 SECONDS WEST, A DISTANCE OF 87.00 FEET; THENCE SOUTH 05 DEGREES 53 MINUTES 30 SECONDS WEST, A DISTANCE OF 74.00 FEET; THENCE SOUTH 23 DEGREES 13 MINUTES 30 SECONDS EAST, A DISTANCE OF 132.00 FEET; THENCE SOUTH 09 DEGREES 19 MINUTES 30 SECONDS EAST, A DISTANCE OF 42.00 FEET; THENCE SOUTH 07 DEGREES 22 MINUTES 00 SECONDS WEST, A DISTANCE OF 154.00 FEET; THENCE SOUTH 46 DEGREES 22 MINUTES 30 SECONDS WEST, A DISTANCE OF 50.00 FEET; THENCE SOUTH 83 DEGREES 09 MINUTES 00 SECONDS WEST, A DISTANCE OF 125.00 FEET; THENCE NORTH 00 DEGREES 04 MINUTES 00 SECONDS WEST, A DISTANCE OF 28.99 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 168.15 FEET, A DISTANCE OF 21.66 FEET (THE CHORD OF WHICH BEARS NORTH 88 DEGREES 06 MINUTES 32 SECONDS WEST 21.64 FEET); THENCE NORTH 84 DEGREES 25 MINUTES 10 SECONDS WEST, A DISTANCE OF 72.00 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT (THE CHORD OF WHICH BEARS NORTH 61 DEGREES 28 MINUTES 39 SECONDS WEST 168.55 FEET) HAVING A RADIUS OF 216.21 FEET, A DISTANCE OF 173.14 FEET; THENCE NORTH 38 DEGREES 32 MINUTES 08 SECONDS WEST, A DISTANCE OF 42.11 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 63.57 FEET, A DISTANCE OF 48.64 FEET (THE CHORD OF WHICH BEARS NORTH 60 DEGREES 27 MINUTES 23 SECONDS WEST 47.47 FEET), TO A POINT OF COMPOUND CURVE; THENCE ALONG THE ARC OF A CURVE CONCAVE TO THE LEFT HAVING A RADIUS OF 122.00 FEET, A DISTANCE OF
208.01 FEET (THE CHORD OF WHICH BEARS SOUTH 48 DEGREES 46 MINUTES 41 SECONDS WEST 183.72 FEET); THENCE SOUTH 89 DEGREES 56 MINUTES 00 SECONDS WEST, A DISTANCE OF 20.00 FEET TO A POINT ON THE EAST RIGHT-OF-WAY OF HARLAN STREET; THENCE NORTH 00 DEGREES 04 MINUTES 00 SECONDS WEST, ALONG SAID EAST RIGHT-OF-WAY LINE, A DISTANCE OF 693.74 FEET TO THE TRUE POINT OF BEGINNING, ALSO KNOWN AS TRACT B, LAKESIDE OFFICE PARK MINOR SUBDIVISION, FILING NO. 1, COUNTY OF JEFFERSON, STATE OF COLORADO, CONTAINING 11.890 ACRES, MORE OR LESS.

PARCEL 2:

A PARCEL OF LAND LOCATED IN THE NORTHEAST 1/4 OF SECTION 24, TOWNSHIP 3 SOUTH, RANGE 69 WEST OF THE 6TH PRINCIPAL MERIDIAN, MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

BEGINNING AT A POINT OF INTERSECTION OF THE SOUTH RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY I-70 AND THE EAST RIGHT-OF-WAY OF HARLAN STREET, FROM WHENCE THE NORTHWEST CORNER OF THE NORTHEAST 1/4 OF SAID SECTION 24 BEARS NORTH 10 DEGREES 13 MINUTES 30 SECONDS WEST A DISTANCE OF 340.10 FEET; THENCE SOUTH 00 DEGREES 04 MINUTES 00 SECONDS EAST 693.74 FEET ALONG THE EAST RIGHT-OF-WAY LINE OF SAID HARLAN STREET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 89 DEGREES 56 MINUTES 00 SECONDS EAST A DISTANCE OF 20.00 FEET TO A POINT; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 122.00 FEET A DISTANCE OF 208.01 FEET (THE CHORD OF WHICH BEARS NORTH 48 DEGREES 46 MINUTES 41 SECONDS EAST
183.72 FEET) TO A POINT OF COMPOUND CURVE; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 63.57 FEET A DISTANCE OF 48.64 FEET (THE CHORD OF WHICH BEARS SOUTH 60 DEGREES 27 MINUTES 23 SECONDS EAST 47.47 FEET) TO A POINT; THENCE SOUTH 38 DEGREES 32 MINUTES 08 SECONDS

EAST 42.11 FEET TO A POINT; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 216.21 FEET A DISTANCE OF 173.14 FEET (THE CHORD OF WHICH BEARS SOUTH 61 DEGREES 28 MINUTES 39 SECONDS EAST 168.55 FEET) TO A POINT; THENCE SOUTH 84 DEGREES 25 MINUTES 10 SECONDS EAST A DISTANCE OF 72.00 FEET TO A POINT; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 168.15 FEET A DISTANCE OF 21.66 FEET (THE CHORD OF WHICH BEARS SOUTH 88 DEGREES 06 MINUTES 32 SECONDS EAST 21.64 FEET) TO A POINT; THENCE SOUTH 00 DEGREES 04 MINUTES 00 SECONDS EAST
335.79 FEET TO A POINT; THENCE SOUTH 89 DEGREES 56 MINUTES 00 SECONDS WEST A DISTANCE OF 467.10 FEET TO A POINT ON THE EAST RIGHT-OF-WAY OF SAID HARLAN STREET; THENCE NORTH 00 DEGREES 04 MINUTES 00 SECONDS WEST A DISTANCE OF 359.80 FEET ALONG SAID EAST RIGHT-OF-WAY TO THE TRUE POINT OF BEGINNING, ALSO KNOWN AS TRACT C, LAKESIDE OFFICE PARK MINOR SUBDIVISION, FILING NO. 1, COUNTY OF JEFFERSON, STATE OF COLORADO, CONTAINING 4.241 ACRES, MORE OR LESS.

PARCEL 3:

A RECIPROCAL EASEMENT FOR INGRESS AND EGRESS AS DESCRIBED IN AGREEMENT FOR CROSS-EASEMENTS AND CREATION OF COVENANTS AS RECORDED NOVEMBER 2, 1993 UNDER RECEPTION NO. 93179075, COUNTY OF JEFFERSON, STATE OF COLORADO.

                                    EXHIBIT D


                         BUILDING RULES AND REGULATIONS


         The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

         1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

         2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

         3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

         4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building. Landlord shall provide Tenant with two lines on said directory.

         5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

         6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

         7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

         8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. except for seeing eye dogs to assist with a handicap individual. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

         9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

         10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

         11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

         12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

         13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

         14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

         15. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

         16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

                                 LEASE AGREEMENT


                                     BETWEEN


                           LAKESIDE HOLDINGS, L.L.C.,
                                   AS LANDLORD


                                       AND


                      MULTI-LINK TELECOMMUNICATIONS, INC.,
                                    AS TENANT





                              DATED: MARCH 29, 1999

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----


1.       Lease Grant ..........................................................................................   1
2.       Term .................................................................................................   1
3.       Rent .................................................................................................   1
         (a)      Basic Rent ..................................................................................   1
         (b)      Payment .....................................................................................   1
         (c)      Operating Costs .............................................................................   2
4.       Delinquent Payment; Handling Charges .................................................................   4
5.       Security Deposit .....................................................................................   4
6.       Landlord's Obligations ...............................................................................   4
         (a)      Services ....................................................................................   4
         (b)      Excess Utility Use ..........................................................................   5
         (c)      Restoration of Services; Abatement ..........................................................   5
7.       Improvements; Alterations; Repairs; Maintenance ......................................................   6
         (a)      Improvements; Alterations ...................................................................   6
         (b)      Repairs; Maintenance ........................................................................   6
         (c)      Performance of Work .........................................................................   6
         (d)      Mechanic's Liens ............................................................................   6
8.       Use ..................................................................................................   6
9.       Assignment and Subletting ............................................................................   7
         (a)      Transfers; Consent ..........................................................................   7
         (b)      Cancellation ................................................................................   7
         (c)      Additional Compensation .....................................................................   8
10.      Insurance; Waivers; Subrogation; Indemnity ...........................................................   8
         (a)      Insurance ...................................................................................   8
         (b)      Waiver of Negligence; No Subrogation ........................................................   8
         (c)      Tenant's Indemnity ..........................................................................   8
11.      Subordination; Attornment; Notice to Landlord's Mortgagee ............................................   9
         (a)      Subordination ...............................................................................   9
         (b)      Attornment ..................................................................................  10
         (c)      Notice to Landlord's Mortgagee ..............................................................  10
12.      Rules and Regulations ................................................................................  10
13.      Condemnation .........................................................................................  10
         (a)      Total Taking ................................................................................  10
         (b)      Partial Taking - Tenant's Rights ............................................................  10
         (c)      Partial Taking - Landlord's Rights ..........................................................  10
         (d)      Award .......................................................................................  10
14.      Fire or Other Casualty ...............................................................................  10
         (a)      Repair Estimate..............................................................................  10
         (b)      Landlord's and Tenant's Rights ..............................................................  11
         (c)      Landlord's Rights ...........................................................................  11
         (d)      Repair Obligation ...........................................................................  11
15.      Personal Property Taxes ..............................................................................  11
16.      Events of Default ....................................................................................  11
17.      Remedies .............................................................................................  12
18.      Payment by Tenant; Non-Waiver ........................................................................  12
         (a)      Payment by Tenant............................................................................  12
         (b)      No Waiver ...................................................................................  13
19.      Landlord's Lien ......................................................................................  13
20.      Surrender of Premises ................................................................................  13
21.      Holding Over .........................................................................................  13
22.      Certain Rights Reserved by Landlord ..................................................................  14
23.      Substitution Space ...................................................................................  14
24.      Miscellaneous ........................................................................................  14
         (a)      Landlord Transfer ...........................................................................  14

         (b)      Landlord's Liability ........................................................................  14
         (c)      Force Majeure ...............................................................................  14
         (d)      Brokerage ...................................................................................  15
         (e)      Estoppel Certificates........................................................................  15
         (f)      Notices......................................................................................  15
         (g)      Separability ................................................................................  15
         (h)      Amendments; and Binding Effect ..............................................................  15
         (i)      Quiet Enjoyment .............................................................................  15
         (j)      No Merger ...................................................................................  16
         (k)      No Offer ....................................................................................  16
         (l)      Entire Agreement ............................................................................  16
         (m)      Waiver of Jury Trial ........................................................................  16
         (n)      Governing Law ...............................................................................  16
         (o)      Joint and Several Liability .................................................................  16
         (p)      Financial Reports ...........................................................................  16
         (q)      Landlord's Fees .............................................................................  16
         (r)      General Definitions .........................................................................  16
         (s)      Independent Covenants .......................................................................  16
         (t)      List of Exhibits ............................................................................  17
         (u)      Americans With Disabilities Act .............................................................  17
         (v)      Attorneys' Fees..............................................................................  17
25.      Other Provisions .....................................................................................  18
26.      Hazardous Materials...................................................................................  18
27.      Telephone and Telecommunications Services.............................................................  18
28.      Guaranty .............................................................................................  20


ADDENDUM
EXHIBIT A-1       Outline of Premises under paragraph 1.(a).
EXHIBIT A-2       Outline of Premises under paragraph 1.(b).
EXHIBIT B                  Depiction of Building
EXHIBIT C                  Legal Description of Real Property
EXHIBIT D                  Complex Rules and Regulations
EXHIBIT E                  Parking Agreement

                                    ADDENDUM

         THIS ADDENDUM, made as of the 29th day of March, 1999, is among LAKESIDE HOLDINGS, L.L.C. a Delaware limited liability company, MULTI-LINK TELECOMMUNICATIONS, INC., a Colorado corporation ("Tenant"), and MULTI-LINK COMMUNICATIONS, a Colorado corporation ("Guarantor"). Landlord, Tenant and Guarantor have executed simultaneously with this Addendum that certain Lease (the "Lease") pertaining to certain space as depicted in Exhibit A-1, in the building commonly known as Lakeside Plaza Building and located at 4704 Harlan Street, Denver, Colorado 80212. In the event of any conflict between the provisions of this Addendum and the provisions of the other portions of the lease, the provisions of this Addendum shall control. The capitalized terms used herein and not defined herein shall have the same meanings used in the other portions of the Lease. Landlord and Tenant hereby agree that the Lease is amended and supplemented as follows:

         29. COMPLETION OF PREMISES. Landlord shall, at its own cost and expense, in a good and workmanlike manner, cause the Premises to be improved and completed in accordance with the plans and specifications attached as Exhibit A-1, which are mutually agreed upon by Landlord and Tenant (such work being herein called "Landlord's Work"). Landlord reserves the right, however: (i) to make substitutions of material or components of equivalent grade and quality when and if any specified material or component shall not be readily or reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Final Layout Plans). Tenant shall by notice to Landlord designate a single individual who Tenant agrees shall be available to meet and consult with Landlord at the Premises as Tenant's representative respecting the matters which are subject to this Section, and who, as between Landlord and Tenant, shall have the power to legally bind Tenant, in making requests for changes, giving approval of plans or work, giving directions to Landlord or the like, under this Section; and any notice or delivery given to such person personally or at his place of business shall have the same effect as a notice or delivery given to Tenant.

         If Landlord shall, for any reason (including, without limitation, fail to complete the work, if any, required to be done by Landlord under this Section) or fail to make available to Tenant possession of the Premises on or before the Commencement Date or any other date, Landlord shall not be subject to any liability for such failure nor for any failure to timely complete any work. Under such circumstances, Tenant's obligations to pay Basic Rent and Additional Rent shall not commence until Landlord makes possession available; and such failure to make available to Tenant possession of the Premises on or before the Commencement Date or any other date or to timely complete any work, shall not in any other way affect the validity or continuance of this Lease, nor the Term or the obligations of Tenant hereunder. Such deferral of Rent shall be Tenant's sole and exclusive right and remedy with respect to any such failure. There shall be no deferral of Rent, however, if any such failure is caused in whole or part by any act or omission of Tenant, its agents, servants, employees or contractors, which has the effect of hindering or delaying Landlord's delivery of possession or the timely completion of any work to be done by Landlord (hereinafter a "Tenant Delay") including, without limitation, (a) any delay which is caused by changes requested by Tenant in the work to be performed by Landlord in readying the Premises for Tenant's occupancy, (b) any delay, caused by Tenant, in furnishing materials or procuring labor required to be furnished or procured for the completion of the Premises, or (c) any delay which is caused by any failure by Tenant, without regard to any grace period applicable thereto, promptly to furnish to Landlord any required information, approval or consent or caused by any good faith reluctance on the part of Landlord to approve any information required to be submitted by Tenant and approved by Landlord, or (d) any delay which is caused by the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors. Tenant also shall pay to Landlord, within 10 days after receipt of demand made from time to time, a sum equal to any additional cost to Landlord in completing the Premises resulting from any Tenant Delay.

         30. SUBSTITUTE PREMISES.

                  (a) Initial Public Offering. Tenant shall use its best efforts to complete an initial public offering ("IPO") of its common stock to raise not less than $5,000,000.00 of additional capital. Tenant shall keep Landlord fully apprised of the progress, status and completion of the IPO and within two business days after the completion of the IPO Tenant shall provide evidence reasonably satisfactory to the Landlord of Tenant's receipt of funds generated from the IPO. Provided that Tenant delivers the IPO Notice to Landlord on or before June 30,1999 evidencing that Tenant has received not less than $5,000,000 of additional capital, and provided that Tenant has performed all of its obligations under this Lease, Landlord and Tenant agree that the office space (the "Substitute Premises") consisting of approximately 6,059 rentable square feet on the fourth floor of the Building as depicted on the plan attached as Exhibit A-2 shall be substituted for the initial Premises described in Section 1 above ("Initial Premises") as the Premises hereunder pursuant to the provisions of this Section 30; provided, however, that in the event Landlord has entered into an agreement with a third party (not affiliated with Landlord) for the lease of any portion of the Substitute Premises (a "Third Party Lease") the Substitute Premises will not be substituted for the Initial Premises and Tenant shall have the option to substitute the Alternative Substitute Premises for the Initial Premises pursuant to the provisions of Section 31 below.

                  (b) Completion of Substitute Premises.

                           (i) Upon the occurrence of all of the conditions set
                  forth in Section 30(a) for the substitution of the Substitute Premises for the Initial Premises, Landlord shall, at its own cost and expense, in a good and workmanlike manner, cause the Substitute Premises to be improved and completed in accordance with the plans and specifications attached as Exhibit A-2 (the "Final Substitute Premises Layout Plans") which have been mutually agreed upon by Landlord and Tenant (such work being herein called "Landlord's Substitute Premises Work"). Landlord reserves the right, however: (i) to make substitutions of material or components of equivalent grade and quality when and if any specified material or component shall not be readily or reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Final Substitute Premises Layout Plans). Tenant shall by notice to Landlord designate a single individual who Tenant agrees shall be available to meet and consult with Landlord at the Substitute Premises as Tenant's representative respecting the matters which are subject to this Section, and who, as between Landlord and Tenant, shall have the power to legally bind Tenant, in making requests for changes, giving approval of plans or work, giving directions to Landlord or the like, under this Section; and any notice or delivery given to such person personally or at his place of business shall have the same effect as a notice or delivery given to Tenant.

                           (ii) If Landlord shall, for any reason (including,
                  without limitation, fail to complete the work, if any, required to be done by Landlord under this Section) or fail to make available to Tenant possession of the Substitute Premises, Landlord shall not be subject to any liability for such failure nor for any failure to timely complete any work. Under such circumstances, Tenant's obligations to pay Basic Rent and Additional Rent for the Substitute Premises shall not commence until Landlord makes possession available; and such failure to make available to Tenant possession of the Substitute Premises shall not in any other way affect the validity or continuance of this Lease, nor the Term or the obligations of Tenant hereunder. Such deferral of Rent pertaining to the Substitute Premises shall be Tenant's sole and exclusive right and remedy with respect to any such failure. There shall be no deferral of Rent pertaining to the Substitute Premises, however, if any such failure is caused in whole or part by any act or omission of Tenant, its agents, servants, employees or contractors, which has the effect of hindering or delaying Landlord's delivery of possession or the timely completion of any work to be done by Landlord (hereinafter a "Tenant Substitute Premises Delay") including, without limitation, (a) any delay which is caused by changes requested by Tenant in the work to be performed by Landlord in readying the Substitute Premises for Tenant's occupancy, (b) any delay which is caused by any failure by Tenant, without regard to any grace period applicable thereto, promptly to furnish to Landlord any required information, approval or consent or caused by any good faith reluctance on the part of Landlord to approve any information required to be submitted by Tenant and approved by Landlord, or (c) any delay which is caused by the performance of any work or activity in the Substitute Premises by Tenant or any of its employees, agents or contractors. Tenant also shall pay to Landlord, within ten days after receipt of demand made from time to time, a sum equal to any additional cost to Landlord in completing the Substitute Premises resulting from any Tenant Substitute Premises Delay.

                  (c) Tenant agrees that on or before the ten (10) business days to occur after the date Landlord notifies the Tenant that the Substitute Premises are available for Tenant's occupancy, that Tenant shall completely vacate the Initial Premises in compliance with the requirements set forth in Section 30. As of the date the Substitute Premises are available for Tenant's occupancy (the "Substitute Premises Commencement Date"), the Substitute Premises shall constitute the Premises for all purposes under this Lease and subject to the terms and conditions set forth herein subject to the following exceptions:

                           (i) Term. The Term of this Lease shall be extended
                  for a period of seventy-eight (78) months, commencing on the Substitute Premises Commencement Date, and expiring at 5:00 p.m., on the last day of the seventy-eighth (78th) month thereafter. If the Substitute Premises Commencement Date does not occur on the first day of a calendar month, then the Term shall be extended by the number of days between the Substitute Premises Commencement Date and the first date of the next month.

                           (ii) Rent.

                                    [A] BASIC RENT. The Basic Rent for the
                           Substitute Premises shall be the following amounts for the following periods of time commencing on the Substitute Premises Commencement Date:

                                    Time Period           Annual Basic Rent          Monthly Basic Rent
                                    -----------           -----------------          ------------------

                                    Months 1- 6:             $      00.00               $    00.00

                                    Months 7-30:             $ 101,488.25               $ 8,457.35

                                    Months 31-42:            $ 104,517.72               $ 8,709.81

                                    Months 43-78:            $ 107,547.25               $ 8,962.27

                                    [B] ADDITIONAL RENT. Tenant's Proportionate
                           Share for determining Tenant's obligation to pay Additional Rent pursuant to the provisions of Section 3(c) shall, as of the Substitute Commencement Date, be increased to 4.655%, which is the percentage obtained by dividing the rentable area of the Substitute Premises, which is stipulated to be 6,059 rentable square feet by the total number of square feet of area in the Complex, which is stipulated to be 130,150 rentable square feet (being 95% of the rentable area of the office space in the Complex).

                  (d) Refund of Basic Rent. Within thirty (30) days after the Substitute Premises Commencement Date, Landlord shall reimburse Tenant for the amount of any Basic Rent paid by Tenant for the Initial Premises for that time period occurring after the Substitute Premises Commencement Date.

         31. ALTERNATE SUBSTITUTE PREMISES.

                  (a) In the event Tenant delivers the IPO Notice pursuant to the provisions of Section 30 evidencing that Tenant has received not less than $5,000,000 of additional capital and some portion of the Substitute Premises is subject to a Third Party Lease, Landlord shall use reasonable efforts to locate approximately 6,059 contiguous rentable square feet within the Building. In the event the Landlord is able to identify such space available for Tenant's use in the Building on or before July 31, 1999, Landlord shall deliver written notice ("Notice of Availability") to Tenant together with a diagram depicting the location and dimensions of such space (the "Alternative Substitute Premises"). Tenant shall have the right ("Right to Substitute"), upon and subject to all the terms and conditions set forth in this Section to substitute the Alternative Substitute Premises for the Initial Premises provided that within five (5) business days after Landlord gives Tenant the Notice of Availability, Tenant, by written notice to Landlord ("Notice of Acceptance"), elects to exercise its Right to Substitute.

                  (b) Completion of Alternative Substitute Premises. In the event Tenant exercises its Right to Substitution:

                           (i) Alternative Substitute Premises Information.
                  Landlord shall, within five (5) business days after its receipt of the Notice of Acceptance deliver to Tenant such plans and other information with respect to the Alternative Substitute Premises and the Building as Tenant may reasonably require for the preparation of layout plans for the Alternative Substitute Premises.

                           (ii) Tenant's Plans. Tenant shall prepare and, not
                  later than thirty (30) days after delivery of Notice of Acceptance, shall deliver to Landlord one mylar and two black line prints of complete and final architectural working drawings (which shall be 1/8" scale) and three copies of specifications, prepared by an architect or space planner approved by Landlord ("Tenant's Alternative Substitute Premises Layout Plans") for the construction and finishing of the Alternative Substitute Premises for Tenant's occupancy. Tenant's Alternative Substitute Premises Layout Plans shall be signed and sealed by an architect licensed by and registered in the State of Colorado, shall conform to all applicable laws and requirements of public authorities and insurance underwriters' requirements. Tenant's Alternative Substitute Premises Layout Plans shall be subject to Landlord's review and written approval, which approval shall not be unreasonably withheld, and such plans shall be deemed modified to take account of any changes reasonably required by Landlord. Tenant's Alternative Substitute Premises Layout Plans as approved by Landlord and with the aforesaid modifications, if any, are herein called the "Final Alternative Substitute Premises Layout Plans". Concurrently with delivery of Tenant's Alternative Substitute Premises Layout Plans to Landlord, Tenant shall by notice to Landlord in writing designate a single individual who Tenant agrees shall be available to meet and consult with Landlord at the Alternative Substitute Premises as Tenant's representative respecting the matters which are the subject of this Section 31 and who, as between Landlord and Tenant, shall have the power to legally bind Tenant, in making requests for changes, giving approval of plans or work, giving directions to Landlord or the like, under this Section 31; and any notice or delivery given to such person personally or at his place of business shall have the same effect as a notice or delivery given to Tenant.

                           (iii) Engineering Plans. Landlord shall direct its
                  engineers to prepare at Landlord's expense and, not later than 15 days after approval by Landlord of the Final Alternative Substitute Premises Layout Plans, shall deliver to Tenant mechanical, electrical and fire protection engineering drawings and specifications ("Alternative Substitute Premises Engineering Plans"), based on the Final Alternative Substitute Premises Layout Plans (and such pertinent additional information as shall have been submitted by Tenant with Tenant's Alternative Substitute Premises Layout Plans or as requested by Landlord), as may be required to complete the Alternative Substitute Premises in accordance with the Final Alternative Substitute Premises Layout Plans. Within seven days after submission to Tenant by Landlord of the Alternative Substitute Premises Engineering Plans, Tenant shall give its written approval thereof if they are in substantial conformity with or a direct extension of the Final Alternative Substitute Premises Layout Plans, otherwise such approval shall not be unreasonably withheld; however, the Alternative Substitute Premises Engineering Plans shall be deemed to have been approved by Tenant unless Tenant shall have notified Landlord in writing to the contrary within seven days of their receipt by Tenant, stating in which respects such plans fail to conform with the Final Alternative Substitute Premises Layout Plans. The Alternative Substitute Premises Engineering Plans shall be deemed to have been approved by Tenant if they are returned by Tenant with specified changes noted and such changes are made, whether or not approval is thereafter specifically noted on the Alternative Substitute Premises Engineering Plans so changed.

                           (iv) Completion by Landlord. Landlord shall, in a
                  good and workmanlike manner, cause the Alternative Substitute Premises to be improved and completed in accordance with the Alternative Substitute Premises Final Layout Plans and the Alternative Substitute Premises Engineering Plans (the "Tenant Alternative Substitute Premises Work") (such plans are hereinafter together called the "Alternative Substitute Premises Construction Plans"). Landlord reserves the right however: (i) to make substitutions of material or components of equivalent grade and quality when and if any specified material or component shall not be readily or reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Final Alternative Substitute Premises Layout Plans). The Tenant Alternative Substitute Premises Work shall be furnished, installed and performed by Landlord for an amount (hereinafter called the "Alternative Substitute Premises Tenant Improvements Costs") equal to Landlord's out-of-pocket contract or purchase price or prices to be paid by Landlord to architects, engineers, material suppliers, subcontractors, independent contractors and/or other sources for the material, labor and services applied to the Tenant Alternative Substitute Premises Work, plus a four percent (4%) construction management fee payable to Landlord and applicable sales taxes. Landlord agrees to obtain not less than two (2) bids for the completion of the Tenant Alternative Substitute Premises Work from duly licensed general contractors and shall select, as the general contractor to complete the Tenant Alternative Substitute Premises Work, the general contractor who submits the lowest bid or such other general contractor who submits a bid within two percent (2%) of the lowest bid.

                           (v) Payment for Tenant Work. Landlord shall provide
                  an allowance for the Alternative Substitute Premises Tenant Improvements Costs in the amount of One Hundred Twenty-One Thousand One Hundred Eighty and No/100 Dollars ($121,180.00) ("Alternative Substitute Premises Improvements Allowance"). Tenant shall pay for all Alternative Substitute Premises Tenant Improvements Costs exceeding the Alternative Substitute Premises Improvements Allowance within ten (10) business days after the first date that the Alternative Substitute Premises are available for Tenant's occupancy and Landlord has furnished Tenant with an itemization, in reasonable detail, of the Alternative Substitute Premises Tenant Improvements Costs; provided, however, that Landlord may require that, before the commencement of the Tenant Alternative Substitute Premises Work that Tenant pay to Landlord twenty-five percent (25%) of the amount that the estimated Alternative Substitute Premises Tenant Improvements Costs as reasonably determined by Landlord exceed the Alternative Substitute Premises Tenant Improvements Allowance.

                           (vi) Access; Acceptance of Work. Landlord shall
                  afford Tenant and its employees and agents access to the Alternative Substitute Premises at reasonable times prior to the commencement of the Term and at Tenant's sole risk and expense, for the purposes of inspecting and verifying Landlord's performance of the Alternative Substitute Premises Tenant Work. Tenant shall advise Landlord promptly of any objection to the performance of such work.

                           (vii) Delivery of Possession. If Landlord shall, for
                  any reason (including, without limitation, failure to complete the work, if any, required to be done by Landlord under this Lease), fail to make available to Tenant possession of the Alternative Substitute Premises, Landlord shall not be subject to any liability for such failure. Under such circumstances Tenant's obligations to pay the Basic Rent and Additional Rent for the Alternative Substitute Premises shall not commence until Landlord makes possession available; and such failure to make available to Tenant possession of the Alternative Substitute Premises shall not in any other way affect the validity or continuance of this Lease, or the Term, or the obligations of Tenant hereunder. Such deferral of Rent shall be Tenant's sole and exclusive right and remedy with respect to any such failure. There shall be no deferral of Rent, however, if any such failure is caused in whole or part by any act or omission of Tenant, its agents, servants, employees or contractors, which has the effect of hindering or delaying Landlord's delivery of possession or the timely completion of any work to be done by Landlord (hereinafter a "Tenant Alternative Substitute Premises Delay") including, without limitation, (a) any delay which is caused by changes in the work to be performed by Landlord in readying the Alternative Substitute Premises for Tenant's occupancy, which changes are requested by Tenant, or (b) to furnish to Landlord any required plan, information, approval or consent within the period of time required therefor by the terms of this Lease or caused by any good faith reluctance on the part of Landlord to approve any plan or other information required to be submitted by Tenant and approved by Landlord, or (c) any delay which is caused by the performance of any work or activity in the Alternative Substitute Premises by Tenant or any of its employees, agents or contractors. Tenant also shall pay to Landlord, within ten days after receipt of demand made from time to time, a sum equal to any additional cost to Landlord in completing the Tenant Alternative Substitute Premises Work resulting from any Tenant Alternative Substitute Premises Delay.

                  (c) Tenant agrees that on or before the ten (10) business days to occur after the date Landlord notifies the Tenant that the Alternative Substitute Premises are available for Tenant's occupancy, that Tenant shall completely vacate the Initial Premises in compliance with the requirements set forth in Section 20. As of the date the Alternative Substitute Premises are available for Tenant's occupancy (the "Alternative Substitute Premises Commencement Date"), the Alternative Substitute Premises shall constitute the Premises for all purposes under this Lease and subject to the terms and conditions set forth herein subject to the following exceptions:

                           (i) Term. The Term of this Lease shall be extended
                  for a period of seventy-eight (78) months, commencing on the Alternative Substitute Premises Commencement Date, and expiring at 5:00 p.m., on the last day of the seventy-eighth
                  (78th) month thereafter. If the Alternative Substitute Premises Commencement Date does not occur on the first day of a calendar month, then the Term shall be extended by the number of days between the Alternative Substitute Premises Commencement Date and the first date of the next month.

                           (ii) Rent.

                                    [A] BASIC RENT. The Basic Rent for the
                           Alternative Substitute Premises shall be the following amounts for the following periods of time commencing on the Alternative Substitute Premises Commencement Date:

                                    Time Period        Annual Basic Rent    Monthly Basic Rent
                                    -----------        -----------------    ------------------

                                    Months 1- 6:          $      00.00         $    00.00

                                    Months 7-30:          $ 101,488.25         $ 8,457.35

                                    Months 31-42:         $ 104,517.72         $ 8,709.81

                                    Months 43-78:         $ 107,547.25         $ 8,962.27

                                    [B] ADDITIONAL RENT. Tenant's Proportionate
                           Share for determining Tenant's obligation to pay Additional Rent pursuant to the provisions of Section 3(c) shall, as of the Alternative Substitute Commencement Date, be increased to 4.655%, which is the percentage obtained by dividing the rentable area of the Alternative Substitute Premises, which is stipulated to be 6,059 rentable square feet by the total number of square feet of area in the Complex, which is stipulated to be 130,150 rentable square feet (being 95% of the rentable area of the office space in the Complex).

                  (d) Refund of Basic Rent. Within thirty (30) days after the Alternative Substitute Premises Commencement Date, Landlord shall reimburse Tenant for the amount of any Basic Rent paid by Tenant for the Initial Premises for that time period occurring after the Alternative Substitute Premises Commencement Date.

         32. TENANT'S OPTION TO TERMINATE LEASE. Provided that neither the Substitute Premises (pursuant to Section 30) nor the Alternative Substitute Premises (pursuant to Section 31), are substituted for the Initial Premises and provided that Tenant has not exercised the Right of First Offer (defined in Section 34) subject to the terms of this Section 32, Tenant shall have the one-time option ("Termination Option") to terminate this Lease as of 11:59 p.m. (Denver time) on the last day of either the ninth (9th), tenth (10th), eleventh
(11th) or twelfth (12th) complete calendar month after the occurrence of the Commencement Date (such date is herein referred to as the "Optional Expiration Date"), provided that Tenant first shall have delivered to Landlord not less than sixty (60) days' prior written notice ("Termination Notice") of Tenant's election to exercise its Termination Option, and provided that Tenant pays Landlord the Termination Payment (defined below) at the time that Tenant delivers the Termination Notice, time being of the essence hereunder. For purposes of this Section 32, the "Termination Payment" shall be in an amount equal to the sum of (a) $4,344.92 (one month of Basic Rent), plus (b) the product of (i) .7825 (if terminated as of the end of the ninth month), .7571 (if terminated as of the end of the tenth month), .7315 (if the Lease is terminated as of the end of the eleventh month), .7056 (if the Lease is terminated as of the end of the twelfth month), multiplied by (ii) an amount equal to the sum of [A] the costs and expenses incurred by Landlord to complete the Initial Premises for Tenant's occupancy, including, but not limited to, the costs and expenses of completing all Tenant Work not paid for by Tenant; [B] all commissions and/or brokerage fees incurred by Landlord in connection with the Lease; [C] legal fees and expenses incurred by Landlord in connection with the preparation of the Lease and any exhibits, addenda and amendments thereto; and [D] the fees and costs incurred by Landlord in the completion of architectural work and engineering for improvements to the Initial Premises and mechanical systems serving the Initial Premises. Landlord and Tenant hereby agree that the amount of additional costs Landlord will incur as a result of such termination by Tenant is extremely difficult to ascertain and the Termination Payment set forth above represents a fair and reasonable estimate of such costs. If Tenant shall not have delivered the Termination Notice and Termination Payment to Landlord on or before that date which is sixty (60) days prior to the last day of the twelfth (12th) complete calendar month after the Commencement Date, Tenant shall no longer have any right to terminate this Lease pursuant to this Section 32. If Tenant timely delivers the Termination Notice and timely pays the Termination Payment, this Lease shall expire on the Optional Expiration Date as if such date were the Termination Date originally specified in this Lease. Notwithstanding any other provision of this Section 32, any Termination Notice given by Tenant shall not be effective if Tenant is in default in the performance of any of its obligations under this Lease at the time the Termination Notice is given or at any time thereafter through the Optional Expiration Date and in such event this Lease shall remain in full force and effect for the full Term provided in this
Section 2 hereof.

         33. TENANT'S LOAN FOR IMPROVEMENTS. In the event neither the Substitution Premises (pursuant to Section 30) nor the Alternative Substitute Premises (pursuant to Section 31) are substituted for the Initial Premises, and provided Tenant waives its right to exercise the Termination Option, Landlord agrees at Tenant's request, to loan to Tenant the sum of Ten Thousand and No/100 Dollars ($10,000.00), subject to the following terms and conditions:

                  (a) Tenant shall use the proceeds from the such loan only for the payment of costs and expenses incurred by Tenant to complete improvements to the Initial Premises, and shall furnish to Landlord prior to the receipt of any proceeds of such loan evidence of Tenant's incurrence of such costs and expenses;

                  (b) the loan shall be evidenced by a promissory note (the "Note") in form and content reasonably required by Landlord providing for the repayment of the principal balance in equal monthly payments through the remainder of the initial Term of this Lease with interest on the unpaid principal balance at the rate of 12% per annum;

                  (c) Tenant shall exercise its right to obtain the loan by delivering written notice to Landlord together with evidence of Tenant's expenditures on or before October 1, 2000 or Tenant shall be deemed to have waived its right to obtain the loan; and

                  (d) any failure by Tenant to make any payment required under the Note shall be deemed an Event of Default under this Lease.

         34. RIGHT OF FIRST OFFER.

         Upon and subject to all the terms and conditions set forth in this paragraph, Landlord hereby grants to Tenant a right of first offer (the "Right of First Offer") covering the balance of the remaining office space located upon the fourth (4th) floor of the Building (the "Offer Space"). The Right of First Offer shall be on the following terms and conditions:

                  (a) If Landlord shall desire to lease all or any portion of the Offer Space, as evidenced by the initiation of formal negotiations with or the issuance of a proposal to a third party by or on behalf of Landlord covering any portion of the Offer Space, or Landlord's acceptance of a proposal from a third party, Landlord shall first offer to lease such part of the Offer Space (the "Designated Offer Space") to Tenant, by giving written notice to Tenant. Such notice shall specify the date on which the Designated Offer Space is expected to be available for Tenant's lease (the "Scheduled Designated Offer Space Commencement Date"). Within five (5) business days after Landlord gives Tenant such notice, Tenant shall, by written notice to Landlord (the "Offer Notice"), elect or decline to exercise it Right of First Offer. If Tenant fails to deliver the Offer Notice to Landlord within such period of five (5) business days, Tenant shall be deemed to have declined to exercise its Right of First Offer. If Tenant declines or is deemed to have declined to exercise its Right of First Offer, Landlord thereafter shall have the right to lease such Designated Offer Space to any party upon such terms and conditions and for such period or successive period of time as Landlord, in its sole discretion, shall determine. Notwithstanding the foregoing, Tenant shall have no right to exercise the Right of First Offer (and, at Landlord's option, any previous exercise of the Right of First Offer shall be null and void) if at the time Tenant first attempts to exercise the Right of First Offer, or at any time thereafter until the Designated Offer Space has been added to the Premises, Tenant is in default under this Lease.

                  (b) In the event Tenant exercises the Right of First Offer, Tenant shall deliver to Landlord the Tenant's proposed layout plans and specifications for such Designated Offer Space within ten (10) business days after delivery of the Offer Notice. Upon the Offer Notice being given and within such time as Landlord reasonably determines is necessary to complete such Designated Offer Space for occupancy, Landlord shall cause such Designated Offer Space to be improved and completed in a manner consistent with the Tenant's layout plans and specifications for such Designated Offer Space (the "Designated Offer Space Improvements"). The "Commencement Date" with respect to the Designated Offer Space ("Designated Offer Space Commencement Date") shall be deemed to be that date which is the later of the Scheduled Designated Offer Space Commencement Date or the first business day after the substantial completion of the Designated Offer Space Improvements.

                  (c) The Designated Offer Space shall be added to the Premises, for all purposes, as of the Designated Offer Space Commencement Date for the balance of the Term of this Lease and subject to and upon the following economic terms and all of the other terms, covenants and conditions of this Lease, except that:

                           (i) the annual Basic Rent which shall be at the
                  prevailing market rates for office space in the Building comparable to the Premises at the time of the Designated Offer Space Commencement Date. In no event shall the Base Rent payable for the Designated Offer Space be less than the Basic Rent payable under this Lease immediately prior to the Designated Offer Space Commencement Date.

                           (ii) Tenant's Proportionate Share shall be increased
                  to a new percentage, calculated in accordance with the provisions of the Lease by increasing the rentable area of the Premises by the number of square feet comprising the rentable area of such Designated Offer Space. Tenant's obligation to pay Basic Rent and the Additional Rent calculated pursuant to the Lease for the Designated Offer Space shall commence on the Designated Offer Space Commencement Date. Upon addition of the Designated Offer Space to the Premises, this Lease shall be deemed modified in the manner set forth above without the necessity of any further agreement or document; provided, however, Landlord and Tenant agree to execute, acknowledge and deliver an instrument evidencing such modification of this Lease to be prepared by Landlord.

         35. RENEWAL OPTION.

         Tenant shall have the option to renew ("Renewal Option") the Term of this Lease for one (1) additional term of five (5) years ("Renewal Term") commencing upon the expiration of the scheduled Term of this Lease under Section 2 (and as extended pursuant to the terms of either Section 30 or Section 31 hereof), on the condition that Tenant is not in default under this Lease at the time Tenant gives notice of exercise of its Renewal Option or at the time of commencement of the Renewal Term. Such renewal shall be on all of the terms, covenants and conditions of this Lease, except: (i) Tenant shall not have any right to further renewal beyond such additional five-year term; and (ii) the annual Basic Rent for the Premises for the renewal term shall be at the prevailing market rates for office space in the Building comparable to the Premises at the time the Renewal Term begins. In no event shall the Basic Rent payable during the Renewal Term be less than the Basic Rent payable under this Lease immediately prior to the commencement of the Renewal Term. Tenant's Renewal Option shall be exercised only by Tenant giving Landlord written notice of Tenant's election to renew not less than nine (9) months prior to the expiration of the initial Term of this Lease, time being of the essence with respect to such notice. As of the date the Renewal Term begins, this Lease shall be deemed modified in the manner set forth above, without the necessity of any further agreement or document; provided, however, that either party to this Lease shall, upon request of the other party, execute, acknowledge, and deliver an instrument evidencing such renewal and modification of this Lease.

         All of the terms and provisions of the Lease, as herein amended and supplemented, are hereby ratified and confirmed, and shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as of the day and year first above written.


                                    LANDLORD:

                                    LAKESIDE HOLDINGS, L.L.C., a
                                    Delaware limited liability company

                                    BY:      Silverbrae Holdings,
                                             Inc., a Colorado
                                             corporation, Agent


Date: 3/29/99                 By: /s/ Garth R. D. Tait
     --------------------         ---------------------------------------------
                                          Garth R. D. Tait, President



                                      TENANT:

                                      MULTI-LINK TELECOMMUNICATIONS, INC., a
                                      Colorado corporation


Date: 3/29/99                 By: /s/ Nigel V. Alexander
     --------------------         ---------------------------------------------
                              Its: Chief Executive Officer
                                  ---------------------------------------------




                                         GUARANTOR:

                                         MULTI-LINK  COMMUNICATIONS,  INC.,
                                         a Colorado corporation


Date: 3/29/99                 By: /s/ Nigel V. Alexander
     --------------------        ----------------------------------------------
                              Its: Chief Executive Officer
                                   --------------------------------------------